                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss. 240.14a-12

                              BELCO OIL & GAS CORP.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:


      --------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:


      --------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      (5) Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
                                  ----------------------------------------------
      2)   Form, Schedule or Registration Statement No.:
                                                        ------------------------
      3)   Filing Party:
                        --------------------------------------------------------
      4)   Date Filed:
                      ----------------------------------------------------------

                                  [BELCO LOGO]

                              BELCO OIL & GAS CORP.
                          767 FIFTH AVENUE, 46TH FLOOR
                            NEW YORK, NEW YORK 10153
                                 (212) 644-2200



April 5, 2001


Dear Shareholders:

         On behalf of your Board of Directors and management, I cordially invite you to attend the 2001 Annual Meeting of Shareholders of Belco Oil & Gas Corp. to be held on Wednesday, May 9, 2001, at 11:00 a.m., New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York.

         The principal item of business will be the election of seven directors.

         Information about the nominees, as well as other important information, is set forth in the accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read.

         It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Accordingly, please sign, date and mail promptly the enclosed proxy in the return envelope.

         Thank you for your continued support.

                                                     Sincerely,



                                                     ROBERT A. BELFER
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                  [BELCO LOGO]


                              BELCO OIL & GAS CORP.
                          767 FIFTH AVENUE, 46TH FLOOR
                            NEW YORK, NEW YORK 10153
                                 (212) 644-2200

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 9, 2001

TO OUR SHAREHOLDERS:

         The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Belco Oil & Gas Corp., a Nevada corporation (the "Company"), will be held on Wednesday, May 9, 2001, at 11:00 a.m., New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York, for the following purposes:

1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified; and

2. To transact such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

         Holders of record of Belco Oil & Gas Corp. Common Stock at the close of business on March 19, 2001, will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.

         You are cordially invited to attend the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed Proxy, for which a postage-paid, return envelope is enclosed. The Proxy must be signed and returned in order to be counted.

                                    By Order of the Board of Directors,


                                    DOMINICK J. GOLIO
                                    Secretary

New York, New York
April 5, 2001

                                  [BELCO LOGO]





                              BELCO OIL & GAS CORP.

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2001

                               GENERAL INFORMATION

         The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of Belco Oil & Gas Corp., a Nevada corporation (the "Company" or "Belco"), to be used at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 9, 2001, at 11:00 a.m., New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York, or at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive offices of the Company is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

         This Proxy Statement and the related Proxy are first being mailed or given to the shareholders of the Company on or about April 9, 2001.

         The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised Proxy with a later date, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, the shares represented by the Proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon.

         The Company's Secretary will appoint inspectors of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting.

         The Board of Directors has established March 19, 2001 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 32,761,890 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Holders of record at the close of business on the Record Date of the Common Stock will be entitled to one vote per share on all matters submitted to the shareholders at the Annual Meeting. Holders of record at the close of business on the Record Date of Belco's 6-1/2% Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), have no voting rights with respect to matters to be voted on at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There are no other voting securities outstanding.

         A record holder of shares of Common Stock who completes and properly signs the accompanying proxy card and returns it to the Company will have their shares voted as directed on the proxy card. If a record holder of shares of Common Stock attends the Annual Meeting, that shareholder may vote his or her shares by proxy by delivering a completed proxy card in person or the shareholder may vote their shares by completing a ballot at the Annual Meeting. The Company will have ballots available at the Annual Meeting for shareholders who choose to vote their shares in person.

         Many shareholders hold their shares of Common Stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the shareholders' own names. The street name holder should provide to those shareholders, along with these proxy solicitation materials that the Company has provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, the shareholder may direct their street name holder how to vote the shareholder's shares. Alternatively, if a shareholder wants to vote their street name shares at the Annual Meeting, the shareholder must contact their broker directly in order to obtain a proxy issued to the shareholder by their nominee holder. A broker letter that identifies the shareholder as a shareholder is not the same as a broker-issued proxy. If the shareholder fails to bring a nominee-issued proxy to the Annual Meeting, the shareholder will not be able to vote their nominee-held shares at the Annual Meeting.

         If a shareholder holds shares in street name through a broker or other nominee, under certain circumstances the broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a shareholder does not give a broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum present at the Annual Meeting.

         The Company's Annual Report to Shareholders for the year ended December 31, 2000, including the Company's Annual Report on Form 10-K and financial statements, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

         The cost of any solicitation of Proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of Proxies by telephone, telegraph or personal interview. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their reasonable expenses in doing so.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company.

         Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors are elected upon receiving a plurality of votes cast in their favor from holders of the Common Stock, present or represented by Proxy, at the Annual Meeting. Under Nevada law, for the purposes of determining a plurality of votes cast for the election of directors, an abstention is not a "vote cast" for or against the election of a director and will have no effect on the outcome of the election. A broker non-vote will be counted for the purposes of determining the presence of a quorum but a broker non-vote will not be treated as a "vote cast" for determining the election of a director. Shareholders may not cumulate their votes in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GRAHAM ALLISON, 61
DIRECTOR SINCE 1996

Dr. Allison is the Douglas Dillon Professor of Government and Director of the Belfer Center for Science and International Affairs at the Kennedy School, Harvard University. From 1977 to 1989, Dr. Allison was Dean of Harvard's John F. Kennedy School of Government. From January 1993 until March 1994, he served as Assistant Secretary of Defense for Policy and Plans. He has also previously served as special advisor to the Secretary of Defense, a member of the Secretary of Defense policy board, vice chairman of the committee on strategy, director of the Council on Foreign Relations and consultant to various departments of government. He also formerly served as a director of the Getty Oil Company. He is currently a director of New England Securities and the Taubman Company.

DANIEL C. ARNOLD, 71
DIRECTOR SINCE 1996

Mr. Arnold practiced law with the firm of Vinson & Elkins, L.L.P. in Houston, Texas from 1953 until 1983. From January 1983 through April 1988, Mr. Arnold served as Director, and as President and later Chairman of First City Bancorporation of Texas, Inc. Mr. Arnold held a number of positions, including serving as Chairman of the Board and Chief Executive Officer of Farm & Home Financial Corporation and its wholly owned subsidiary, Farm and Home Savings Association, from February 1989 to April 1991. Currently, Mr. Arnold serves as Chairman of the Board of Trustees of Baylor College of Medicine and is a Director of the Parkway Properties, Inc. and U.S. Physical Therapy, Inc., and is engaged primarily in managing personal investments.

ROBERT A. BELFER, 66
DIRECTOR SINCE 1996

Since March 1996 Mr. Belfer has been Chairman of the Board and Chief Executive Officer of the Company. From March 1996 to April 1, 1997, Mr. Belfer was also President of the Company. Mr. Belfer began his career at Belco Petroleum Corporation ("BPC") in 1958 and became Executive Vice President in 1964, President in 1965 and Chairman of the Board in 1984. BPC was an independent oil and gas producer in the United States and abroad, which went public in 1959. It was one of the larger independent oil and gas companies in the United States and was included in Fortune's listing of the 500 largest industrial companies in the United States prior to merging with InterNorth, Inc. (now Enron Corp.) in 1983. Following the merger, Mr. Belfer became Chief Operating Officer of BelNorth Petroleum Corp., a combination of oil and gas producing operations of BPC and InterNorth. He resigned from his position with InterNorth in 1986 and pursued personal investments in oil and gas and other industries. In April 1992, Mr. Belfer founded the Company. In addition to his position at the Company, Mr. Belfer serves on the board of Enron Corp. Mr. Belfer received his undergraduate degree from Columbia College (A.B. 1955) and a law degree from the Harvard Law School (J.D. 1958).

LAURENCE D. BELFER, 34
DIRECTOR SINCE 1996

Mr. Belfer is Vice Chairman of Belco. Mr. Belfer joined the Company as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995, was named President in April 1997 and Vice Chairman in March 1999. He is a founder and Chairman of Harvest Management, Inc., a money management firm. Mr. Belfer graduated from Harvard University (B.A. 1988) and from Columbia Law School (J.D. 1992).

ALAN D. BERLIN, 61
DIRECTOR SINCE 1996

Mr. Berlin is a partner in the law firm of Aitken Irvin Berlin & Vrooman, LLP, where he specializes in international energy matters, taxation and corporate law. For over five years prior to joining the firm in 1995, he was engaged in the private practice of law. Mr. Berlin was previously a special consultant to the United Nations Department of Technical Cooperation for Development and the Center for Transnational Corporations (1989-1994). Mr. Berlin has been appointed an Honorary Associate of the Centre for Petroleum and Mineral Law and Policy at the University of Dundee, Scotland, and is a member of the Association of International Petroleum Negotiators. Mr. Berlin was employed in various positions with BPC from 1977 to 1985 with his last position being President of BPC Peru. Mr. Berlin also serves as Secretary of Chaparral Resources, Inc. and Secretary of Anglo-African Energy, Inc.

GRANT W. HENDERSON, 42
DIRECTOR SINCE 1999

Mr. Henderson is President and Chief Operating Officer of the Company. He was named President effective March 1, 1999 and Chief Operating Officer effective May 2000, and prior to his promotions he served as Senior Vice President-Corporate Development. Mr. Henderson was formerly President and Chief Financial Officer of Coda Energy, Inc. ("Coda") and joined Coda in October 1993 as Executive Vice President and Chief Financial Officer. He was elected a director of Coda in 1995 and became President of Coda in

February 1996. Mr. Henderson was previously employed by NationsBank (now Bank of America N.A.), beginning in 1981, last serving as Senior Vice President in its Energy Banking Group. Mr. Henderson is a graduate of Texas Tech University where he received a B.B.A. degree with a major in finance.

JACK SALTZ, 69
DIRECTOR SINCE 1996

Mr. Saltz is a private investor in oil and gas, real estate development and other industries. He is President of OTS Corp., a real estate management company. He is also President of Highpro Corp., a firm that invests in oil and gas exploration projects. Mr. Saltz was a major stockholder of BPC and served BPC in many capacities including Director and Senior Vice President.

         Laurence D. Belfer is the son of Robert A. Belfer. Jack Saltz is the brother-in-law of Robert A. Belfer and the uncle of Laurence D. Belfer.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regularly scheduled meetings and no special meetings during the Company's fiscal year ended December 31, 2000. The Board of Directors also acted by unanimous written consent five times during 2000. The Board of Directors has standing audit, compensation, executive and stock option committees.

         AUDIT COMMITTEE. The Audit Committee, which currently consists of Graham Allison, Daniel C. Arnold and Alan Berlin, is responsible for recommending to the Board of Directors each year the engagement of a firm of independent auditors to review the Company's accounting and internal control systems and principal accounting policies and procedures and overseeing the entire independent audit function. The Audit Committee met three times during the fiscal year ended December 31, 2000.

         COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Robert A. Belfer, Alan D. Berlin and Jack Saltz, is responsible for determining the salaries of the officers of the Company. The Compensation Committee held one meeting during the fiscal year ended December 31, 2000.

         EXECUTIVE COMMITTEE. The Executive Committee, which currently consists of Robert A. Belfer, Laurence D. Belfer, Jack Saltz and Grant W. Henderson, is responsible for aiding and assisting the Company's management in the day-to-day operation of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 2000.

         During the year ended December 31, 2000, each Director except for Dr. Allison attended at least 75% of the total number of meetings of the Board and of the committees on which the Director served.


                             APPOINTMENT OF AUDITORS

         Arthur Andersen LLP served as the Company's independent accountants for the year ended December 31, 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for 2001. The Company expects that the Company's auditors for 2001 will be appointed by the end of the second quarter of 2001.


                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on May 16, 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A. The Company's independent accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. The Audit Committee held three meetings during fiscal 2000.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, management's representation to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The Audit Committee also discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communications with Audit Committees. The Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, considered the compatibility of non-audit services with the auditor's independence and discussed with Arthur Andersen LLP its independence from the Company.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                  Audit Committee

                  Graham T. Allison
                  Daniel C. Arnold
                  Alan D. Berlin

                                   AUDIT FEES

         The following table summarizes the fees paid or payable to Arthur Andersen LLP for services rendered for the fiscal year ended December 31, 2000.


Audit fees in connection with the Annual Report on Form 10-K
         and quarterly reports ...............................................     $  269,000
Financial systems design and implementation fees ................................          --
All other fees..................................................................   $   95,000
                                                                                   ----------
TOTAL............................................................................  $  364,000

         The category "all other fees" generally includes fees for 401(k) plan audits, tax related services and a prospectus supplement filed with the Securities and Exchange Commission.

         The Audit Committee has considered whether the nonaudit services rendered by Arthur Andersen LLP to the Company during 2000 are compatible with the independence of Arthur Andersen LLP.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares of the class owned and (ii) the number and percentage of outstanding shares of Common Stock and Preferred Stock beneficially owned by each of the Company's director nominees and named executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

         The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's capital stock except as set forth in the table below.



                                                          AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP AS
  TITLE OF CLASS         NAME AND ADDRESS OF                       OF                 PERCENT OF
     OF STOCK             BENEFICIAL OWNER                   MARCH 19, 2001(1)           CLASS
  --------------         -------------------             -----------------------      -----------


Common              ROBERT A. BELFER**                           9,671,749(2)             29.0%
Convertible         767 Fifth Avenue, 46th Floor
  Preferred         New York, New York  10153                      514,000(3)             16.9%(13)

Common              RENEE E. BELFER                              3,329,372(4)             10.2%
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153

Common              LAURENCE D. BELFER**                         3,721,498(5)             11.3%
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153

Common              JACK SALTZ**                                 2,116,375(6)              6.4%
Convertible         767 Fifth Avenue, 46th Floor
  Preferred         New York, New York  10153                       60,000                 2.0%(13)

Common              SALTZ INVESTMENT GROUP                       1,883,223                 5.7%
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153

Common              ROBERT A. BELFER DESCENDANT'S TRUST          1,642,040                 5.0%
                    (FORMERLY 1983 GRANTOR TRUST)
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153

Common              DOMINICK J. GOLIO                              235,362(7)                  *

Common              GRANT HENDERSON**                              234,258(8)                  *
Convertible
  Preferred                                                          2,000                     *(13)

Common              SHIV SHARMA                                    338,054(9)              1.0%

Common              GRAHAM ALLISON**                                55,000(10)                 *

Common              DANIEL C. ARNOLD**                              51,000(10)(11)             *

Common              ALAN D. BERLIN**                                16,500(10)                 *

Common              ALL DIRECTORS AND EXECUTIVE OFFICERS AS     16,566,516(12)            48.8%
                    A GROUP (10 PERSONS)

----------------------
*      Less than 1%
**     Director

(1) Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right.

(2) Does not include shares owned by Robert A. Belfer's spouse, or certain trusts of which his children or grandchildren are beneficiaries, totaling 4,971,412 shares, of which he disclaims beneficial ownership. Includes 713,500 shares held by Robert A. Belfer as Trustee of the Robert A. and Renee E. Belfer Family Foundation of which he disclaims beneficial ownership. Includes 514,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock.

(3) Includes 140,000 shares of Preferred Stock owned by A & B Investors, Inc. of which Mr. Belfer is a 50% owner. Does not include 18,000 shares of Preferred Stock owned by Robert A. Belfer's spouse.

(4)    Renee E. Belfer is the spouse of Robert A. Belfer and mother of Laurence
       D. Belfer. Includes 503,446 shares held by trusts of which Renee E. Belfer is sole trustee and the beneficiaries of which are her children. Includes 18,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock.

(5) Includes (i) 557,674 shares held by a trust of which Laurence D. Belfer is sole trustee and the beneficiaries of which are Laurence D. Belfer and his two sisters and (ii) options to purchase 128,000 shares of Common Stock.

(6) Includes 1,883,223 shares held by Saltz Investment Group, LLC, a limited liability company of which Mr. Saltz is sole managing director and 150,400 shares held by the Jack and Anita Saltz Foundation, Inc. of which Mr. Saltz is the trustee. Does not include 259,654 shares held by trusts of which Mr. Saltz's wife is trustee and the beneficiaries of which are his children, and of which he disclaims beneficial ownership. Includes options to purchase 15,000 shares of Common Stock pursuant to the 1996 Nonemployee Directors' Stock Option Plan. Includes 60,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of
       1.1292 shares of Common Stock for each share of Preferred Stock.

(7) Includes options to purchase 71,000 shares of Common Stock. Includes 15,050 shares owned by Dominick J. Golio's spouse and children, of which he disclaims beneficial ownership.

(8) Includes (i) 2,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock and (ii) options to purchase 102,000 shares of Common Stock.

(9)    Includes options to purchase 50,000 shares of Common Stock.

(10) Includes options to purchase 15,000 shares of Common Stock pursuant to the 1996 Nonemployee Directors' Stock Option Plan.

(11) Includes 25,000 shares owned by three limited partnerships of which Mr. Arnold is the Managing General Partner and has shared voting and investment power.

(12) Does not include 3,591,306 shares owned by the spouses of the directors and executive officers as a group. If included, the total number of shares owned by the directors and executive officers as a group would be 20,157,822 which would constitute 59.4% of the class of stock.

(13)   Based on 3,033,700 shares of Preferred Stock outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and subsequent changes with the Securities and Exchange Commission. The Company believes that all reports required to be filed by such persons under
Section 16(a) with respect to 2000 transactions have been timely filed except that Robert A. Belfer inadvertently did not report a gift to a charity on his Form 5 for the year ended December 2000 and Dominick J. Golio inadvertently did not report a gift to each of his three children on his Form 5 for the year ended December 1998.


                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

       The following table sets forth for the fiscal years ending December 31, 1998, 1999 and 2000, the cash compensation of (i) the Company's chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").



                                                    ANNUAL                  LONG-TERM COMPENSATION
                                                COMPENSATION                        AWARDS
                                            --------------------       -----------------------------------
                                                                                              SECURITIES
                                                                                              UNDERLYING
                                                                       RESTRICTED STOCK       OPTIONS/SARS         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)         AWARDS($)(1)        (# OF SHARES)      COMPENSATION($)
---------------------------          ----   ---------   --------       ----------------      -------------      ---------------

ROBERT A. BELFER                     2000   $ 180,000         --                     --                 --       $    8,177(2)
   Chairman of the Board and         1999   $ 180,000         --                     --                 --       $    8,010(3)
     Chief Executive Officer         1998   $ 180,047         --                     --                 --       $    5,610(4)

LAURENCE D. BELFER                   2000   $ 300,000         --                     --             40,000       $    8,550(5)
   Vice Chairman                     1999   $ 251,923         --               $ 97,500(6)          40,000       $    8,100(7)
                                     1998   $ 186,923         --                     --             40,000       $    8,100(7)

GRANT W. HENDERSON                   2000   $ 321,827         --                     --             50,000       $    8,550(5)
   President and Chief               1999   $ 257,692         --               $551,250(8)         100,000       $    8,100(7)
     Operating Officer               1998   $ 224,306         --               $225,000(9)         100,000       $    8,100(7)

DOMINICK J. GOLIO                    2000   $ 274,616   $ 20,000                     --             20,000       $    8,550(5)
   Senior Vice President-Finance,    1999   $ 253,077         --               $129,375(10)         20,000       $    8,100(7)
     Chief Financial Officer,        1998   $ 233,416         --               $ 81,250(11)         50,000       $    6,863(12)
     Secretary and Treasurer

SHIV K. SHARMA                       2000   $ 234,539   $  5,825
Senior Vice President-               1999   $ 224,539         --               $ 48,750(13)         10,000       $    8,100(7)
Engineering                          1998   $212,482          --                     --             10,000       $    5,691(14)

------------------------------

(1) Each of the grants of restricted stock vest 20% per year beginning at the first anniversary date of the grant. Holders of restricted stock are entitled to receive dividends, if and when declared by the Board of Directors. As of December 31, 2000, the Named Executive Officers had the following number of restricted shares having a value (based on the closing price of the Company's unrestricted common stock at December 29, 2000 of $12.4375) as follows: Laurence D. Belfer, 20,000 shares, value $248,750; Dominick J. Golio 55,000 shares, value $684,063; Grant
         W. Henderson 130,000 shares, value $1,616,875; Shiv K. Sharma 15,000 shares, value $186,563.

(2) This amount includes $7,650 contributed by the Company under the Company's 401(k) profit sharing plan and $527 paid by the Company for life insurance premiums.

(3) This amount includes $7,200 contributed by the Company under the Company's 401(k) profit sharing plan and $810 paid by the Company for life insurance premiums.

(4) This amount includes $4,800 contributed by the Company under the Company's 401(k) profit sharing plan and $810 paid by the Company for life insurance premiums.

(5) This amount includes $7,650 contributed by the Company under the Company's 401(k) profit sharing plan and $900 paid by the Company for life insurance premiums.

(6) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875), the date of the grant.

(7) This amount includes $7,200 contributed by the Company under the Company's 401(k) profit sharing plan and $900 paid by the Company for life insurance premiums.

(8) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (100,000 and 10,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.

(9) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (10,000 and 10,000) by the closing market price of the Company's unrestricted common stock on April 7, 1998 ($16.25) and November 2, 1998 ($6.25), the dates of the grants.

(10) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000 and 5,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.

(11) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (5,000) by the closing market price of the Company's unrestricted common stock on April 7, 1998, the date of the grant ($16.25).

(12) This amount includes $6,000 contributed by the Company under the Company's 401(k) profit sharing plan and $863 paid by the Company for life insurance premiums.

(13) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (10,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999, the date of the grant ($4.875).

(14) This amount includes $4,800 contributed by the Company under the Company's 401(k) profit sharing plan and $891 paid by the Company for life insurance premiums.

STOCK OPTIONS GRANTED IN 2000

         The following table contains certain information concerning Incentive Stock Options and Non- Statutory Stock Options to purchase Common Stock granted in fiscal 2000, pursuant to the Company's 1996 Stock Incentive Plan, to the Named Executive Officers.



                                                                                                  POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                                                                    ASSUMED ANNUAL
                                                                                                    RATES OF STOCK
                                                                                                  PRICE APPRECIATION
                                                                                                       FOR OPTION
                                     INDIVIDUAL GRANTS                                                  TERM (2)
----------------------------------------------------------------------------------------        ---------------------
                             NUMBER OF       % OF TOTAL
                             SECURITIES        OPTIONS
                             UNDERLYING       GRANTED TO      EXERCISE OR
                              OPTIONS         EMPLOYEES       BASE PRICE      EXPIRATION
          NAME             GRANTED(#)(1)       IN 2000         ($/SHARE)         DATE            5%($)        10%($)
          ----             -------------     -----------      -----------     ----------        --------     --------

Robert A. Belfer                   --               --                 --            --               --           --

Laurence D. Belfer             24,000(3)           6.8%           $7.5625        3/1/10         $114,144     $289,264
                               16,000(4)           4.5%           $8.3187        3/1/10         $ 63,996     $180,743

Grant W. Henderson             50,000(5)          14.2%           $7.5625        3/1/10         $237,801     $602,634

Dominick J. Golio              20,000(6)           5.7%           $7.5625        3/1/10         $ 95,120     $241,054

Shiv K. Sharma                 10,000(7)           2.8%           $7.5625        3/1/10         $ 47,560     $120,527



------------------

(1) The options expire 10 years from the date of grant and vest 20% on the first and each succeeding one year anniversary of the date of the grant. All options were granted under Company's 1996 Stock Incentive Plan.

(2) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the option plan governing termination of options upon employment termination, transferability or vesting.

(3)      Represent non-statutory stock options.

(4)      Represent incentive stock options.

(5) 10,000 are incentive stock options; 40,000 are non-statutory stock options.

(6) 8,000 are incentive stock options; 12,000 are non-statutory stock options.

(7) 6,544 are incentive stock options; 3,456 are non-statutory stock options.

STOCK OPTION YEAR-END VALUES

         No options were exercised by the Company's named executive officers during the fiscal year ended December 31, 2000. The following table sets forth information about the unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 2000.


                                          NUMBER OF SECURITIES UNDERLYING                      VALUE OF UNEXERCISED IN-THE-MONEY
                                          UNEXERCISED OPTIONS AT 12/31/00(#)                        OPTIONS AT 12/31/00($)(1)
                                  --------------------------------------------- ---     -------------------------------------------
NAME                                  EXERCISABLE                UNEXERCISABLE             EXERCISABLE              UNEXERCISABLE
----                              ---------------------       ---------------------     --------------------       ----------------

ROBERT A. BELFER                            --                           --                       --                      --
LAURENCE D. BELFER                      96,000                      124,000                 $ 98,588                $467,677
GRANT W. HENDERSON                      72,000                      198,000                 $248,750                $995,000
DOMINICK J. GOLIO                       60,000                       80,000                 $ 79,000                $291,625
SHIV K. SHARMA                          39,000                       36,000                 $ 24,875                $123,875

---------------------------

(1) The value of each in-the-money stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on December 29, 2000 of $12.4375 and the per share exercise price of the stock option.

DIRECTOR COMPENSATION

         Pursuant to the Company's 1996 Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), directors of the Company who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") each receive, as of the date of each annual meeting of the shareholders of the Company, a nonqualified stock option to purchase 6,000 shares of Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the New York Stock Exchange on the date of grant. The exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Directors' Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of Common Stock. Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose.

         Options granted under the Directors' Plan have a maximum term of ten years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of a "Change of Control" (defined in the Directors' Plan) while a Non-Employee Director is a member of the Board of Directors, or in the event that a Non-Employee Director's membership on the Board of Directors terminates by reason of death or disability, each option then held by such Non-Employee Director will be exercisable in full.

         Pursuant to the Directors' Plan each Non-Employee Director received an option to purchase 6,000 shares of Common Stock at the 2000 annual meeting of shareholders of the Company. Therefore, on May

16, 2000 each of Messrs. Arnold, Berlin, Saltz and Dr. Allison were granted an option to purchase 6,000 shares of Common Stock at an exercise price of $8.8125 per share (the fair market value of the Common Stock on the New York Stock Exchange on such date) pursuant to the Directors' Plan.

         During 2000, each of Messrs. Arnold and Berlin and Dr. Allison received an annual retainer of $10,000 payable quarterly in arrears, and was reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

EMPLOYMENT AGREEMENTS

         Mr. Grant W. Henderson had an employment agreement (the "Employment Agreement") with the Company which became effective on February 16, 1996. The Employment Agreement, which expired pursuant to its terms on February 16, 2001, provided for the payment of a base salary, together with other benefits generally available to employees of the Company, and a position with the Company.

         The Employment Agreement provided that Mr. Henderson would receive his salary for the remaining term of his Employment Agreement if the Company were to terminate him other than for cause. The Employment Agreement provided that Mr. Henderson agreed not to compete with the Company for a period of six months after his voluntary termination or termination for cause.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

         The Compensation Committee's principal duties are to determine the salaries of the officers of the Company.

         EXECUTIVE COMPENSATION. The Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of executive officers with those of shareholders. To achieve these ends, in addition to a competitive base salary, the Company has adopted long-term incentive compensation plans that are dependent upon the performance of the Company's Common Stock. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

         BASE SALARY. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain managers who are highly talented, the Committee has established a philosophy of generally providing moderate base salaries together with significant incentive compensation opportunities, primarily in the form of restricted stock and stock options, in order to strongly emphasize pay- for-performance and align executive and shareholder economic returns. The specific competitive markets considered in determining base salaries depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group's salaries on an annual basis and adjust them if they deviate substantially from salary levels implied by market data.

         STOCK INCENTIVE PLAN. The Stock Incentive Plan is administered by the Stock Option Committee. The Company's Stock Incentive Plan authorizes the Stock Option Committee to award (the "Award") incentive stock options, nonstatutory stock options and restricted stock to employees of the Company. The aggregate maximum number of shares that may be issued pursuant to Awards granted under the Plan is currently 3,250,000 shares of Common Stock. The Committee generally grants incentive stock options; however, in the case of the value of a grant of stock options totaling more than $100,000, the Stock Option Committee will grant the remainder as non-statutory stock options, both at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Options generally have ten-year terms, with exercise restrictions that lapse over a five-year period.

         The Stock Option Committee also grants awards of Restricted Stock which are shares of Common Stock that are subject to forfeiture under the circumstances specified by the Committee at the time of the award of such shares.

         Stock option grants are designed to align the long-term interests of the Company's employees with those of its shareholders by directly linking compensation to shareholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. During 2000, options were granted to Messrs. Laurence D. Belfer, Dominick J. Golio, Grant W. Henderson and Shiv K. Sharma for the foregoing reasons and to provide such Named Executive Officers with further incentive with respect to the Company's future performance.

         401(k) PLAN. Under the Company's 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 17% of their compensation (subject to certain limitations imposed under the Code). The plan provides that a 50% match or a 75% match (depending on tenure with the Company) of up to 6% of employee deferrals may be made by the Company in cash. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.

         Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year (except that certain employees are 100% vested because of a grandfathering provision). If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants under the plan depends on the level of the participant's elective deferrals under the plan, the amount of Company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Company's executive compensation philosophy for the compensation of the Company's Chief Executive Officer, Robert A. Belfer, is a competitive, but conservative, base salary.


Compensation Committee               Stock Option Committee

Robert A. Belfer                     Alan D. Berlin
Alan D. Berlin                       Jack Saltz
Jack Saltz

TRANSACTIONS WITH MANAGEMENT AND CERTAIN SHAREHOLDERS

         Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and shareholders.

         The Company has entered into a substantial portion of its natural gas and crude oil commodity swap agreements and option agreements with Enron North America Corp. (formerly known as Enron Capital & Trade Resources Corp.) ("ENA"), a wholly owned subsidiary of Enron Corp. Mr. Robert A. Belfer is a member of the Board of Directors of Enron Corp. These agreements were entered into in the ordinary course of business of the Company and are on terms that the Company believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements the Company paid ENA a net amount of approximately $32 million in fiscal year 2000. The amount of future payments (as well as whether payments will be made by the Company to ENA or vice versa) is affected by fluctuations in energy commodity prices. The Company may continue to enter into similar arrangements with ENA throughout 2001.

         The Company sells, from time to time, crude oil products to Enron Reserve Acquisition Corp. and EOTT Energy Operating Limited Partnership (both of which are subsidiaries of Enron Corp.) on a competitive basis.

         The Company paid Robert A. Belfer, Chairman of the Board and Chief Executive Officer, a fee of $269,582 during 2000 for office space and services provided through such office. The fee is based on the actual cost of such office space pro-rated to the amount utilized in Company operations. The Company believes the fee compares favorably to the terms which might have been available from a non-affiliated party.

         Certain officers and employees of the Company have loans outstanding to the Company. These loans were made to enable such persons to finance their purchase of interests in oil and gas properties prior to the initial public offering of the Company's Common Stock (the "Offering"). As part of the Offering such persons were issued shares of Common Stock in exchange for their interests. The loans remain outstanding and are secured by certain of such shares of Common Stock. The loans have been modified to provide for final maturity on July 1, 2001, and all outstanding principal will be due at such date. The loans may be prepaid at any time at the option of the borrower. The interest rate on each of the loans is 5.5%. The officers of the Company who have received such loans, and the principal amounts of their loans plus accrued interest as applicable as of December 31, 2000 are as follows: Dominick J. Golio -- $367,691, Shiv K. Sharma -- $522,173, and George Sheffer -- $124,926.

         Pursuant to current federal income tax laws, recipients of awards of restricted stock under the Company's 1996 Stock Incentive Plan are deemed to have income equal to the fair market value of the vested shares of common stock on the date of vesting. As of December 31, 2000, Dominick J. Golio was indebted to the Company in the amount of $88,078, representing federal income taxes paid by the Company on behalf of Dominick J. Golio that arose pursuant to the vesting of Mr. Golio's restricted stock. Interest is not being charged on this indebtedness.

         The Company paid Aitken Irvin Berlin & Vrooman LLP, a law firm in which Mr. Alan D. Berlin, a director of the Company, is a partner, $2,642 during 2000 for various legal services provided by the firm.

         The officers of the Company have other business positions that they will continue to pursue independent of the Company; however, none of these interests are related to the oil and gas business of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Robert
A. Belfer, Alan D. Berlin and Jack Saltz. Robert A. Belfer is Chairman of the Board of Directors and Chief Executive Officer of the Company. During 2000 there were no compensation committee interlocks between the Company and any other entity. For a description of transactions in 2000 with Robert A. Belfer and Alan
D. Berlin, see "Transactions with Management and Certain Shareholders" above.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based on the following assumptions:

         1. $100 was invested in the Company's Common Stock, the S&P 500, the Peer Group (as defined below) and the Dow Jones Secondary Oils Index on March 25, 1996 at the initial public offering price of the Company's Common Stock of $19.00 per share and the closing price of the stocks comprising the S&P 500, the Peer Group and the Dow Jones Secondary Oils Index, respectively, on such date. The Company's Common Stock began trading on the New York Stock Exchange on March 26, 1996.

         2. Peer group investment is weighted based upon the market capitalization of each individual company within the peer group at the beginning of the period.

         3.       Dividends are reinvested on the ex-dividend dates.

         The Company is switching from the Peer Group to the Dow Jones Secondary Oils Index as the Company's comparable index because the Company believes a broader based index more accurately reflects the performance of its industry than does a smaller number of selected companies. Pursuant to the rules and regulations of the Securities and Exchange Commission, both the Peer Group and the Dow Jones Secondary Oils Index are shown in the graph below.

         The companies that comprise the Company's peer group (the "Peer Group") are as follows: Barrett Resources Corporation, Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cross Timbers Oil Co., Denbury Resources, Inc., Forest Oil Corporation, HS Resources, Inc., Nuevo Energy Company, Range Resources Corporation, and Vintage Petroleum Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS*




                                    [GRAPH]


                                   MARCH 1996      1996           1997           1998         1999          2000
                                   ----------     ------         ------        -------       -------      -------

Belco Oil & Gas                     $100.00       $144.08        $ 99.01       $ 29.27       $ 28.95      $ 65.46
S&P 500                             $100.00       $117.82        $157.12       $202.03       $244.54      $222.28
Peer Group                          $100.00       $173.23        $133.87       $ 62.24       $ 85.37      $188.30
DJ Secondary Oil                    $100.00       $121.04        $120.67       $ 82.79       $ 95.54      $142.31

* TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS


                  SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2002

         Shareholder proposals intended to be presented at the 2002 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 767 Fifth Avenue, 46th Floor, New York,
New York 10153, no later than December 10, 2001.

         However, a shareholder who otherwise intends to present business at the 2002 Annual Meeting of shareholders must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a shareholder proposal for the 2002 annual meeting of shareholders, submitted other than pursuant to Rule 14a-8, will be untimely if received by the Company after February 8, 2002. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed before February 8, 2002.

         Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

                                            By Order of the Board of Directors



                                            DOMINICK J. GOLIO
                                            Secretary

April 5, 2001

                                   Appendix A

                              BELCO OIL & GAS CORP.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's independent auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board not less than two times per year including the Board meeting following each Annual Meeting of Shareholders. Representatives of the independent auditors may participate in such reports as requested by the Audit Committee.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements and discuss with management, and the independent auditors if necessary, prior to filing or distribution. Such review should include major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues, if any, and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings and/or the filing or distribution of the Company's quarterly financial statements.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor, control and report such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices, if any, as suggested by the independent auditor or management.

         7. Recommend to the Board annually the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

         9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         10. Meet with the independent auditor prior to the audit to review the planning (including scope and reliance upon management) and staffing of the audit. Approve the fees or other compensation to be paid to the independent auditor.

         11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any changes required in the planned scope of the audit.

         13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         14. Review with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         15. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

         16. Perform any other activities consistent with this Charter, the Company's Bylaws and applicable law, as the Audit Committee or Board deems necessary or appropriate.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                              BELCO OIL & GAS CORP.
                          PROXY/VOTING INSTRUCTION CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF BELCO OIL & GAS CORP. FOR THE ANNUAL MEETING ON
                                   MAY 9, 2001

         The undersigned appoints Laurence D. Belfer, Robert A. Belfer and Dominick J. Golio, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Belco Oil & Gas Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

                                                 BELCO OIL & GAS CORP.
                                                 P.O. BOX 11395
                                                 NEW YORK, NEW YORK 10203-0395

1.       Election of Directors


         FOR all nominees          WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
         listed below              for all nominees listed below
             [ ]                              [ ]                                    [ ]

Nominees: GRAHAM ALLISON, DANIEL C. ARNOLD, ROBERT A. BELFER, LAURENCE D. BELFER, ALAN D. BERLIN, GRANT W. HENDERSON, JACK SALTZ (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           --------------------------------------------------------------------

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                         Change of Address and          [ ]
                                         or Comments Mark Here

Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.

                                         Date:                        , 2001
                                              ------------------------

                                         --------------------------------------
                                         Signature of Shareholder

                                         --------------------------------------
                                         VOTES MUST BE INDICATED (X) IN
                                         BLACK OR BLUE INK [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

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